Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2014

FIRST QUARTER RESULTS

Long Beach, Calif., June 6, 2013 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2014 first quarter ended April 30, 2013.

Fiscal First Quarter 2014 vs. 2013 Results:

•	Revenues were $1,080.7 million, a decrease of 7.5 percent from $1,168.7 million.

•	Net revenues (revenues minus purchased transportation costs) were $375.7 million, a decrease of 7.4 percent from $405.8 million.

•	Net loss attributable to UTi Worldwide Inc. was $12.4 million, or $0.12 per diluted share, compared to net income of $12.9 million, or $0.12 per diluted share.

•

Adjustments to GAAP net loss in the fiscal 2014 first quarter included after-tax severance costs of $1.7 million, or $0.02 per diluted share. In addition, the company increased its valuation allowance on deferred tax assets by $8.3 million, or $0.08 per diluted share.

•

Excluding adjustments described above, non-GAAP net loss attributable to UTi Worldwide Inc. was $2.4 million, or $0.02 per diluted share. By further adjusting for a higher than normal tax rate and the impact of currency changes, non-GAAP earnings per share was $0.02 per diluted share.

•

All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “Revenues and net revenues in the first quarter of fiscal 2014 were lower than the same period last year, impacted by many of the same issues that we saw in the final quarter of fiscal 2013. However, we saw steady improvement each month during the quarter, and in April net revenue increased on a year-on-year basis for the first time in 13 months. Airfreight volumes were slightly lower during the quarter, but ocean freight volumes were higher than the comparable prior year period. Net revenue per unit in freight forwarding was lower than the first quarter of last year in both airfreight and ocean freight. Contract logistics and distribution continued to be impacted by lower volumes from existing business and the previously reported loss of certain high-margin accounts. Although we are not satisfied with the full quarter results, recent volume improvements in April lead us to be slightly more optimistic about the remainder of fiscal 2014.”

Kirchner continued, “Our freight forwarding operating system deployment continues to advance. We have launched the new system in nine countries since April 1, bringing the total to 15 countries on the system to-date. We continue to expect that more than 70 percent of shipments will be on the new system by the end of fiscal 2014. We also remain on schedule to meet our cost savings goals and operating margin targets.”

Revenues and net revenues decreased 7.5 percent and 7.4 percent, respectively, in the fiscal 2014 first quarter compared to the same period last year, primarily due to currency changes and lower pricing. On an organic basis, revenues decreased 3.9 percent, while net revenues declined 2.7 percent in the fiscal 2014 first quarter, compared to the same period last year.

Operating expenses less purchased transportation costs were $371.8 million in the first quarter of fiscal 2014. Severance costs in the fiscal 2014 first quarter were $2.7 million on a pre-tax basis, compared to $1.7 million in the same period last year. Excluding the impact of severance, adjusted operating expenses less purchased transportation costs were $369.1 million, compared to $380.5 million in the same period last year. On an organic basis, adjusted operating expenses less purchased transportation costs increased 1.5 percent, compared to the same period last year.

The company recorded a tax provision of $11.3 million in the fiscal 2014 first quarter on pretax income of $442,000. This is primarily due to an $8.3 million addition to valuation allowances on deferred tax assets as a result of unprofitability of certain operations in current and prior periods. In addition, the mix of operations in different tax jurisdictions led to a higher than normal effective tax rate in the period. The company currently expects that its effective tax rate for fiscal 2014 will be approximately 37 percent.

Investor Conference Call:

UTi management will host an investor conference call today, June 6, 2013, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2014 first quarter. Investment professionals are invited to participate in the live call by dialing 800-762-8779 (domestic) or 480-629-9645 (international) using conference ID 4620829. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through June 10, 2013, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4620829.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to non-GAAP net loss attributable to UTi Worldwide Inc., which is adjusted to exclude severance costs and valuation allowances on deferred tax assets, as described above, and non-GAAP earnings per diluted share, which is further adjusted for a higher than normal tax rate and the impact of currency changes. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the company’s optimism regarding the remainder of fiscal 2014; the status and timing of the company’s freight forwarding operating system, including plans to have more than 70 percent of shipments on the new system by the end of fiscal 2014, the company’s ability to achieve cost savings goals and operating margin targets, the company’s expectation that its effective tax rate for fiscal 2014 will be approximately 37 percent, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade, particularly as it relates to the global airfreight, ocean freight and contract logistics and distribution markets; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses; changes in interest and foreign exchange rates; risks that the company might be required to record impairment charges to goodwill or additional increases in its valuation allowance on deferred tax assets; risks associated with the profitability of certain operations and changes in statutory tax rates worldwide, changes in the geographic composition of the company’s worldwide taxable income, changes in the company’s unrecognized tax positions, and the impact of audit settlements with local tax authorities; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; risks of adverse legal judgments and other liabilities not limited by contract or covered by insurance; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended April 30,
	2013	2012
	(Unaudited)
Revenues:
Airfreight forwarding	$323,829	$381,140
Ocean freight forwarding	303,778	305,081
Customs brokerage	29,818	28,266
Contract logistics	180,682	201,653
Distribution	147,710	148,888
Other	94,836	103,629

Total revenues	1,080,653	1,168,657

Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	250,472	301,822
Ocean freight forwarding	256,975	254,879
Customs brokerage	1,342	1,443
Contract logistics	44,458	49,983
Distribution	101,208	97,007
Other	50,463	57,756

Staff costs	220,212	231,188
Depreciation	13,182	11,496
Amortization of intangible assets	2,792	3,242
Severance and other	2,669	1,700
Other operating expenses	132,903	134,601

Total other operating expenses	1,076,676	1,145,117
Operating income	3,977	23,540
Interest expense, net	(3,293)	(2,808)
Other expense, net	(242)	(28)

Pretax income	442	20,704
Provision for income taxes	11,306	6,474

Net (loss)/income	(10,864)	14,230
Net income attributable to non-controlling interests	1,554	1,344

Net (loss)/income attributable to UTi Worldwide Inc.	$(12,418)	$12,886

Basic (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(0.12)	$0.13

Diluted (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(0.12)	$0.12

Number of weighted average common shares outstanding used for per share calculations
Basic shares	104,027,228	103,003,684
Diluted shares	104,027,228	103,947,963

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2013	January 31, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$185,339	$237,276
Trade receivables, net	985,144	898,809
Deferred income taxes	15,905	19,595
Other current assets	153,788	156,385

Total current assets	1,340,176	1,312,065

Property, plant and equipment, net	240,014	242,898
Goodwill and other intangible assets, net	461,543	457,635
Investments	972	969
Deferred income taxes	24,507	25,802
Other non-current assets	36,018	34,688

Total assets	$2,103,230	$2,074,057

LIABILITIES & EQUITY
Bank lines of credit	$102,104	$79,213
Short-term borrowings	1,132	1,129
Current portion of long-term borrowings	2,678	5,663
Current portion of capital lease obligations	11,672	11,377
Trade payables and other accrued liabilities	806,682	786,444
Income taxes payable	9,310	8,470
Deferred income taxes	4,199	2,775

Total current liabilities	937,777	895,071

Long-term borrowings, excluding current portion	203,949	204,434
Capital lease obligations, excluding current portion	70,794	73,538
Deferred income taxes	27,951	29,654
Other non-current liabilities	47,506	47,178

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	505,715	505,237
Retained earnings	384,528	396,946
Accumulated other comprehensive loss	(90,798)	(92,348)

Total UTi Worldwide Inc. shareholders’ equity	799,445	809,835
Non-controlling interests	15,808	14,347

Total equity	815,253	824,182

Total liabilities and equity	$2,103,230	$2,074,057

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended April 30,
	2013	2012
	(Unaudited)
OPERATING ACTIVITIES:
Net (loss)/income	$(10,864)	$14,230
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Share-based compensation costs	3,366	3,569
Depreciation	13,182	11,496
Amortization of intangible assets	2,792	3,242
Amortization of debt issuance costs	172	384
Deferred income taxes	4,474	2,154
Uncertain tax positions	298	206
Excess tax benefits from share-based compensation	—	(256)
(Gain)/loss on disposal of property, plant and equipment	(370)	15
Provision for doubtful accounts	1,470	62
Other	1,805	697
Net changes in operating assets and liabilities	(68,888)	(46,047)

Net cash used in operating activities	(52,563)	(10,248)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(8,543)	(11,790)
Proceeds from disposals of property, plant and equipment	969	1,786
Purchases of software and other intangible assets	(6,573)	(6,524)
Net increase in other non-current assets	(1,216)	(661)
Other	(11)	108

Net cash used in investing activities	(15,374)	(17,081)

FINANCING ACTIVITIES:
Net borrowings under bank lines of credit	26,595	52,669
Net decrease in short-term borrowings	(2)	(18)
Proceeds from issuances of long-term borrowings	14	556
Repayments of long-term borrowings	(3,501)	(10,072)
Debt issuance costs	—	(1,112)
Repayments of capital lease obligations	(4,355)	(5,506)
Distributions to non-controlling interests and other	(82)	(47)
Ordinary shares settled under share-based compensation plans	(2,307)	(2,408)
Proceeds from issuance of ordinary shares	828	1,449
Excess tax benefits from share-based compensation	—	256

Net cash provided by financing activities	17,190	35,767

Effect of foreign exchange rate changes on cash and cash equivalents	(1,190)	(765)

Net decrease in cash and cash equivalents	(51,937)	7,673

Cash and cash equivalents at beginning of period	237,276	321,761

Cash and cash equivalents at end of period	$185,339	$329,434

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$719,516	$361,137	$—	$1,080,653

Purchased transportation costs	549,963	154,955	—	704,918
Staff costs	105,068	106,277	8,867	220,212
Depreciation	4,283	7,796	1,103	13,182
Amortization of intangible assets	1,120	1,236	436	2,792
Severance and other	236	992	1,441	2,669
Other operating expenses	46,048	79,572	7,283	132,903

Total operating expenses	706,718	350,828	19,130	1,076,676

Operating income/(loss)	$12,798	$10,309	$(19,130)	3,977

Interest expense, net				(3,293)
Other expense, net				(242)

Pretax income				442
Provision for income taxes				11,306

Net loss				(10,864)
Net income attributable to non-controlling interests				1,554

Net loss attributable to UTi Worldwide Inc.				$(12,418)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$781,922	$386,735	$—	$1,168,657

Purchased transportation costs	605,608	157,282	—	762,890
Staff costs	106,432	115,829	8,927	231,188
Depreciation	4,207	6,753	536	11,496
Amortization of intangible assets	1,054	1,648	540	3,242
Severance and other	667	826	207	1,700
Other operating expenses	46,604	83,743	4,254	134,601

Total operating expenses	764,572	366,081	14,464	1,145,117

Operating income/(loss)	$17,350	$20,654	$(14,464)	23,540

Interest expense, net				(2,808)
Other expense, net				(28)

Pretax income				20,704
Provision for income taxes				6,474

Net income				14,230
Net income attributable to non-controlling interests				1,344

Net income attributable to UTi Worldwide Inc.				$12,886

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$212,691	$54,269	$57,218	$32,097	$(3,160)	$987
Americas	174,421	194,764	44,281	85,734	1,214	241
Asia Pacific	219,519	17,882	44,235	11,773	9,185	—
Africa	112,885	94,222	23,819	76,578	15,868	—
Corporate	—	—	—	—	(19,130)	1,441

Total	$719,516	$361,137	$169,553	$206,182	$3,977	$2,669

	Three months ended April 30, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$244,345	$62,988	$58,164	$38,153	$(540)	$1,030
Americas	186,665	196,723	46,383	88,611	6,460	425
Asia Pacific	233,238	16,975	46,539	11,146	10,805	25
Africa	117,674	110,049	25,228	91,543	21,279	13
Corporate	—	—	—	—	(14,464)	207

Total	$781,922	$386,735	$176,314	$229,453	$23,540	$1,700

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended April 30, 2013	Three months ended April 30, 2012
GAAP Revenues	$1,080,653	$1,168,657
Less: Purchased transportation costs	(704,918)	(762,890)

Net revenues	$375,735	$405,767

GAAP Operating expenses	$1,076,676	$1,145,117
Less: Purchased transportation costs	(704,918)	(762,890)

Operating expenses less purchased transportation costs	371,758	382,227
Less: Adjustment for severance and other(1)	(2,669)	(1,700)
Non-GAAP Operating expenses	$369,089	$380,527

GAAP Operating income	$3,977	$23,540
Add: Adjustment for severance and other(1)	2,669	1,700

Non-GAAP Operating income	$6,646	$25,240

Non-GAAP operating income as a percentage of net revenues	1.8%	6.2%
GAAP Pretax income	$442	$20,704
Add: Adjustment for severance and other(1)	2,669	1,700

Non-GAAP Pretax income	$3,111	$22,404

GAAP Provision for income taxes	$11,306	$6,474
Add: Adjustment for severance and other(2)	998	532
Less: Adjustment for deferred tax asset valuation allowance(3)	(8,308)	(1,296)

Non-GAAP Provision for income taxes	$3,996	$5,710

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(12,418)	$12,886
Adjustment for:
Severance and other(1)	2,669	1,700
Income tax effect severance and other(2)	(998)	(532)
Adjustment for deferred tax asset valuation allowance(3)	8,308	1,296

Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(2,439)	$15,350

GAAP Diluted (loss)/earnings per common share	$(0.12)	$0.12
Adjustment for:
Severance and other(1)	0.03	0.02
Income tax effect severance and other(2)	(0.01)	—
Adjustment for deferred tax asset valuation allowance(3)	0.08	0.01

Non-GAAP Diluted (loss)/earnings per common share	$(0.02)	$0.15

Impact of taxes and foreign currency on diluted (loss) earnings per common share:
Non-GAAP Diluted (loss)/earnings per common share	$(0.02)	$0.15
Effective tax rate in excess of estimated annual rate(4)	0.03	—
Foreign currency impact	0.01	0.01

Non-GAAP Diluted (loss)/earnings per common share after tax and foreign currency	$0.02	$0.16

(1)	During the three months ended April 30, 2013 and 2012, the company recorded pre-tax severance of $2,669 and $1,700, respectively, primarily related to transformation activities.
(2)	The provisions for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.
(3)	Adjustments for deferred tax asset valuation allowances include the effects of current period valuation allowances. For the three months ended April 30, 2013, the adjustment also includes an out of period adjustment to income tax expense of $5,000 to increase the valuation allowances for certain of its deferred tax assets.
(4)	During the three months ended April 30, 2013, the company’s Non-GAAP effective tax rate was 128%, as computed using the Non-GAAP provision for income taxes of $3,996 divided by the Non-GAAP pretax income of $3,111. The company currently estimates that its effective tax rate for fiscal 2014 will be 37%. On an earnings per share basis, the $0.03 diluted per share impact of the effective tax rate in excess of estimated annual tax rate was computed by subtracting the diluted per share income tax expense of $0.01 (determined using the full-year effective tax rate of 37% multiplied by the Non-GAAP pre-tax income of $3,111 on a diluted per share basis), from the Non-GAAP provision for income tax expense per diluted share of $0.04.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

	Three months ended April 30, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items	Adjusted Organic Growth
Revenues	(8)%	4%	(4)%	-%	(4)%
Net revenues	(7)%	4%	(3)%	-%	(3)%
Operating expenses less purchased transportation costs	(3)%	5%	2%	-%	2%

Set forth above is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three months ended April 30, 2013. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.